CONSENT OF ROSCOE POSTLE ASSOCIATES INC.

The undersigned hereby consents to:

(i)	the filing of the written disclosure (the “Technical Disclosure”) regarding:

	(a)	the technical report entitled “Technical Report on the Arizona Strip Uranium Project, Arizona, U.S.A.” dated June 27, 2012;

	(b)	the technical report entitled “Technical Report on the EZ1 and EZ2 Breccia Pipes, Arizona Strip District, U.S.A.” dated June 27, 2012;

	(c)	the technical report entitled “Technical Report on the Henry Mountains Complex Uranium Property, Utah, U.S.A.” dated June 27, 2012; and

	(d)	the technical report entitled “Technical Report on the Roca Honda Project, McKinley County, New Mexico, U.S.A." dated February 27, 2015;

contained in the Annual Information Form for the period ended December 31, 2014 (the “AIF”) of Energy Fuels Inc. (the “Company”) filed as an exhibit to the Company’s Form 40-F Annual Report for the period ended December 31, 2014, and any amendments thereto (the “40-F”), being filed with the United States Securities and Exchange Commission (the “SEC”);

(ii)

the incorporation by reference of such Technical Disclosure in the 40- F and the AIF into the Company’s Form F-4 Registration Statement being filed with the SEC, and any amendments thereto (the “F-4”); and

(iii)	the use of our name in the AIF, the 40-F and the F-4.

ROSCOE POSTLE ASSOCIATES INC.

(Signed) “Deborah A. McCombe”
Name: Deborah A. McCombe, P.Geo.
Title: President & CEO

Date: May 8, 2015

RPA Inc. 55 University Ave. Suite 501 | Toronto, ON, Canada M5J 2H7 | T +1 (416) 947 0907 www.rpacan.com